Exhibit 19


  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               6

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,199,999,975.21              169,768
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $486,000,000.00         3.150%                 December 15, 2005
   Class A-2 Notes                                                  990,000,000.00         3.780%                September 15, 2007
   Class A-3 Notes                                                  881,000,000.00         4.170%                  January 15, 2009
   Class A-4 Notes                                                  470,165,000.00         4.380%                  January 15, 2010
   Class B Notes                                                     89,279,000.00         4.640%                    April 15, 2010
   Class C Notes                                                     59,519,000.00         4.830%                   August 15, 2010
   Class D Certificates                                              59,519,000.00         6.780%                September 15, 2011
                                                                     -------------
      Total                                                      $3,035,482,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $10,149,708.79                    $0.00          $10,149,708.79
  Repurchased Loan Proceeds Related to Interest                           1,881.47                     0.00                1,881.47
                                                                          --------                     ----                --------
      Total                                                         $10,151,590.26                    $0.00          $10,151,590.26
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   1,925,791.68                     0.00            1,925,791.68
                                                                      ------------                     ----            ------------
      Total                                                          $1,925,791.68                    $0.00           $1,925,791.68
  Principal:
  Principal Collections                                             $56,042,777.18                    $0.00          $56,042,777.18
  Prepayments in Full                                                37,520,050.38                     0.00           37,520,050.38
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        257,518.47                     0.00              257,518.47
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                         $93,820,346.03                    $0.00          $93,820,346.03
  Liquidation Proceeds                                                                                                $1,167,019.69
  Recoveries from Prior Month Charge-Offs                                                                                 26,319.53
                                                                                                                          ---------
      Total Principal Collections                                                                                    $95,013,685.25
  Principal Losses for Collection Period                                                                              $2,127,641.32
  Total Regular Principal Reduction                                                                                  $95,947,987.35
  Total Collections                                                                                                 $107,091,067.19



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $107,091,067.19
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $107,091,067.19






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  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               6

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,195,537.57        $2,195,537.57                $0.00
   Amount per $1,000 of Original Balance               0.72                 0.72                 0.00






                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                         $0.00               $0.00                  $0.00                $0.00               $0.00
   Class A2 Notes                  2,847,529.14        2,847,529.14                   0.00                 0.00                0.00
   Class A3 Notes                  3,061,475.00        3,061,475.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,716,102.25        1,716,102.25                   0.00                 0.00                0.00
   Class B Notes                     345,212.13          345,212.13                   0.00                 0.00                0.00
   Class C Notes                     239,563.98          239,563.98                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                       $8,209,882.50       $8,209,882.50                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $336,282.35         $336,282.35               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:     $8,546,164.85       $8,546,164.85               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $96,349,364.77
  Principal Distribution Amounts
   First Priority Distribution Amount                 $0.00
   Second Priority Distribution Amount                 0.00
   Third Priority Distribution Amount         42,268,533.46
   Regular Principal Distribution Amount      68,905,971.05
                                              -------------
      Principal Distribution Amount         $111,174,504.51

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 Notes                                         96,349,364.77
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $96,349,364.77

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:             $96,349,364.77

  Collections Released to Seller                                  $0.00
  Reserve Release                                                 $0.00
  Total Available for Distribution          $107,091,067.19
  Total Distribution (incl. Servicing Fee)  $107,091,067.19

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  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               6


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 Notes                                                97.32                    2.88                   100.20
  Class A3 Notes                                                 0.00                    3.48                     3.48
  Class A4 Notes                                                 0.00                    3.65                     3.65
  Class B Notes                                                  0.00                    3.87                     3.87
  Class C Notes                                                  0.00                    4.03                     4.03
                                                                 ----                    ----                     ----
      Total Notes                                              $32.38                   $2.76                   $35.13

  Class D Certificates                                          $0.00                   $5.65                    $5.65
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $31.74                   $2.82                   $34.56


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $2,403,940,505.04       0.8077858              $2,307,591,140.27        0.7754099

  Class A1 Notes                                         0.00       0.0000000                           0.00        0.0000000
  Class A2 Notes                               903,977,505.04       0.9131086                 807,628,140.27        0.8157860
  Class A3 Notes                               881,000,000.00       1.0000000                 881,000,000.00        1.0000000
  Class A4 Notes                               470,165,000.00       1.0000000                 470,165,000.00        1.0000000
  Class B Notes                                 89,279,000.00       1.0000000                  89,279,000.00        1.0000000
  Class C Notes                                 59,519,000.00       1.0000000                  59,519,000.00        1.0000000
  Class D Certificates                          59,519,000.00       1.0000000                  59,519,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $2,463,459,505.04       0.8115546              $2,367,110,140.27        0.7798136


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.48%                                           5.47%
  Weighted Average Remaining Maturity (WAM)              47.35                                           46.50
  Remaining Number of Receivables                      151,855                                         148,935
  Portfolio Receivable Balance               $2,634,645,080.27                               $2,538,697,092.92



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $9,386,971.05
  Specified Credit Enhancement Amount                                                                        $25,386,970.93
  Yield Supplement Overcollateralization Amount                                                             $177,025,121.34
  Target Level of Overcollateralization                                                                     $186,412,092.39







                                                          Page 3





  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               6

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $15,999,999.88
  Specified Reserve Account Balance                                                                           15,999,999.88
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             15,999,999.88
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $15,999,999.88
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,167,019.69
  Recoveries from Prior Month Charge-Offs                                                                                $26,319.53
  Total Principal Losses for Collection Period                                                                        $2,127,641.32
  Charge-off Rate for Collection Period (annualized)                                                                          0.43%
  Cumulative Net Losses for all Periods                                                                               $2,630,071.53


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,093                $18,994,794.09
  61-90 Days Delinquent                                                                           107                 $1,860,575.43
  91-120 Days Delinquent                                                                           38                   $754,243.25
  Over 120 Days Delinquent                                                                         25                   $552,093.63

  Repossesion Inventory                                                                           127                 $2,532,607.91


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.1954%
  Preceding Collection Period                                                                                               0.2940%
  Current Collection Period                                                                                                 0.4334%
  Three Month Average                                                                                                       0.3076%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0981%
  Current Collection Period                                                                                                 0.1141%
  Three Month Average                                                                                                       0.0935%













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  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               6

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $4,110,708.76                         $0.00
  New Advances                                                                           1,903,833.16                          0.00
  Servicer Advance Recoveries                                                            1,675,626.30                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $4,338,915.62                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $21,958.52                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00





















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